EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended May 13, 2016

Current Month				Rolling Performance				Rolling Risk Metrics* (June 2011 – May 2016)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	0.21%	-1.03%	0.91%	-9.20%	-2.54%	-5.02%	-0.88%	-5.02%	9.87%	-23.39%	-0.47	-0.66
B**	0.19%	-1.05%	0.67%	-9.77%	-3.12%	-5.61%	-1.55%	-5.61%	9.87%	-25.55%	-0.53	-0.73
Legacy 1***	0.25%	-0.95%	1.70%	-7.26%	-0.54%	-2.99%	N/A	-2.99%	9.77%	-18.25%	-0.26	-0.41
Legacy 2***	0.25%	-0.96%	1.60%	-7.48%	-0.72%	-3.24%	N/A	-3.24%	9.78%	-19.01%	-0.29	-0.44
Global 1***	0.13%	-0.94%	2.19%	-6.95%	-0.08%	-2.36%	N/A	-2.36%	9.74%	-16.43%	-0.20	-0.33
Global 2***	0.13%	-0.96%	2.11%	-7.14%	-0.27%	-2.57%	N/A	-2.57%	9.75%	-17.03%	-0.22	-0.36
Global 3***	0.10%	-1.02%	1.50%	-8.64%	-1.86%	-4.17%	N/A	-4.17%	9.78%	-20.96%	-0.39	-0.56

S&P 500 Total Return Index****	-0.44%	-0.77%	0.96%	-0.85%	10.12%	11.10%	7.14%	11.10%	12.18%	-15.30%	0.93	1.53
Barclays Capital U.S. Long Gov Index****	1.19%	2.05%	9.74%	9.32%	7.48%	8.74%	8.26%	8.74%	11.44%	-15.54%	0.79	1.42
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.
Portfolio Positions by Sectors and Markets (Two largest positions within each sector)
	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector			Market		Sector			Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	24%					25%
Energy	6%	Long	Crude Oil	1.3%	Long	7%	Long	Crude Oil	1.4%	Long
			Brent Crude Oil	1.3%	Long			Brent Crude Oil	1.4%	Long
Grains/Foods	9%	Long	Soybeans	2.1%	Long	9%	Long	Soybeans	2.2%	Long
			Soybean Meal	1.6%	Long			Soybean Meal	1.7%	Long
Metals	9%	Long	Gold	3.5%	Long	9%	Long	Gold	3.7%	Long
			Silver	2.7%	Long			Silver	2.9%	Long
FINANCIALS	76%					75%
Currencies	22%	Short $	Australian Dollar	3.6%	Long	21%	Short $	Australian Dollar	3.8%	Long
			Japanese Yen	2.6%	Long			Japanese Yen	2.8%	Long
Equities	26%	Long	S&P 500	4.8%	Long	25%	Long	S&P 500	5.4%	Long
			DJ Eurostoxx 50 Index	3.9%	Long			DJ Eurostoxx 50 Index	3.7%	Short
Fixed Income	28%	Long	U.S. 10-Year Treasury Notes	4.0%	Long	29%	Long	U.S. 10-Year Treasury Notes	4.3%	Long
			Bunds	3.4%	Long			Bunds	3.6%	Long

Market Commentary (Largest price movements within each sector)
Sector/Market
Energy	Crude oil rose 11% to a six-month high as U.S. crude stockpiles fell for the first time since March 2015. Natural gas sank -1.9% as prices fell following forecasts for mild weather.
Grains/Foods
Soybean prices increased after the USDA reported supplies were much lower than expectations.  Cocoa was down 4% as investors expect an ideal environment for production which could cause a potential surplus.

Metals
Metals markets moved higher as demand for safe-haven assets increased while equities markets fell.  Copper was the lone exception and continued to trade lower on concerns about a weaker Chinese economy.

Currencies
The commodity-linked currencies appreciated when the energy complex rallied.  The U.S. dollar strengthened against emerging-market currencies for a third week due to disappointing international economic data suggestive of sluggish global growth.

Equities	Stocks experienced a choppy week and declined for a third-straight week. First quarter earnings are complete and generally indicated weaker corporate performance.
Fixed Income
The spread between long-term and short-term fixed income products widened as an influential money manager spoke out in favor of the Federal Reserve raising rates this year.  The effect was a decline in the shorter term treasuries and a price increase in the thirty-year bond.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart
Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index: Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.  Investors cannot directly invest in an index and unmanaged index returns do not reflect any fees, expenses or sales charges.

Risk Metrics Chart
Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.